Exhibit 99.1

QHSLab, Inc. Reiterates its 2022 Projection of a $7.5 Billion Addressable Market for its Integrated Service Program (ISP) Digital Health Solution Designed For Primary Care

QHSLab reports that commercialization and the path to profitability is in clear sight, which is an unfamiliar acknowledgment for investors focused on the digital health community, many of which are currently witnessing poor outcomes from their previous investments. Multiple digital health companies have shed millions without creating a revenue stream. QHSLab is an alternative for investors to refocus and recoup on these underperforming companies.

●	QHSLab is poised to become the premier digital health tool addressing specific preventive and chronic care gaps for family and pediatric primary care, especially for the independent and solo provider.

●	National reports indicate that there are over 500 million healthcare patient encounters per year. 52% of all physician office visits are in primary care.

●	A solo primary care doctor can now expect to earn an additional $120,000 per year utilizing QHSLab digital medicine services. A significant 20-25% improvement on their current business.

●	QHSLab shares its latest sales and distribution plans to acquire more physician practice clients.

●	Investors should not overlook the vast and pervasive primary care market. There are untapped opportunities to enhance primary care efficiency, improve patient outcomes and garner higher returns on investment through the use of Artificial Intelligence (AI) provided by QHSLab. Some of the biggest social and economic gains can come from small changes to large populations, especially when it comes to primary healthcare.

WEST PALM BEACH, FL – (January 30, 2023) (GLOBE NEWSWIRE) – QHSLab, Inc. (the “Company”) (OTCQB: USAQ), a company focused on providing clinicians with tools to leverage proactive, value-based healthcare solutions through emerging digital health and point-of-care technologies, reiterates its previous projection of a $7.5 Billion addressable market for its Integrated Service Program (ISP), a comprehensive digital health solution designed for today’s primary care physician.

A solo primary care doctor can expect to earn an additional $120,000 per year utilizing QHSLab services. For the average provider, this equates to an additional 20-25% of new income to sustain and grow their practice. QHSLab can confirm that its current primary care clients are now enhancing their patients’ care and generating new income in the order of $40,000 to $75,000 per practice, per provider. The Company will provide guidance on the number of providers and income per provider per year in the near future as it gets closer to reporting 2022 annual audited results.

Realtime clinical data collected by QHSLab at the end of 2022 illustrates that the average patient sees their primary care provider three times per year for routine sick or wellness visits and/ or diagnosed condition management. The average face-to-face time spent during these encounters is approximately 20 minutes. A lot can go unnoticed in only 60 minutes a year of direct healthcare. But how can a physician extend their time with the patient? How can a provider gather more pertinent information to complete a full analysis of the patient’s condition in that 20 minutes of face to face time? QHSLab has proven answers to these questions and is showing its PCP clients today that better access to patient derived information allows the PCP to deliver better care. The Company will soon release data relating to approximately 2,000 patients that have participated in the Quality of Life ‘Q-Scale’ Assessment. A preview of what this data will illustrate relates to how the Company’s products can help providers determine which patients are likely to utilize or over utilize healthcare and hospitalization services increasing costs for the entire system. The QHSLab service is projected to help providers accurately determine and focus their time on those that need their care the most. True value based medical care.

QHSLab has released its latest physician communications tool at the following link https://www.qhslab.com/isp-lp/. This video describes in less than 5 minutes exactly how physicians can take advantage of the QHSLab platform to benefit their patients.

National reports indicate there are over 500 million patient healthcare encounters per year. 52% of all physician office visits are in primary care. QHSLab is poised to become the premier digital health tool addressing specific preventive and chronic care gaps for family and pediatric primary care, especially for independent and solo providers. Solo primary care doctors can now expect to earn an additional $120,000 per year utilizing QHSLab digital medicine services. The Company has recently launched a sales distribution program with top medical distribution and ancillary health product companies which will represent the Company’s digital medicine ISP system.

Analyst Theodore R. O’Neill - Digital Healthcare company QHSLab reiterates Buy rating and $5 PT

“Revenue transition continuing. During 2022, QHSLab began to enter SaaS subscription agreements to provide physicians with access to its proprietary internally-developed QHSLab platform software that provides clinical decision support and patient monitoring which facilitate the diagnosis and treatments of allergies using its AllergiEnd® Products. Subscription sales have been increasing rapidly (up >250% sequentially) off a small base.”

See the full research report here https://www.hillsresearch.com/wp-content/uploads/2022/12/USAQ-3Q22.pdf

By offering a suite of reimbursable assessments through proven CPT codes, physicians can see in real-time their patients’ responses to a variety of preventive and chronic condition management assessments, including the Quality of Life “Q-Scale” Emotional Health Assessment, an Allergy and Asthma Medical Assessment, a Medical Nutrition Assessment, and a Post-COVID-19 Health Behaviors Assessment. Each assessment frees up time spent on non-clinical tasks, offers automated medical guideline-based suggestions, and enhances patient experience and satisfaction. As a result, digital healthcare has increased the accessibility of care for many patients who once felt disconnected from their practitioners and apprehensive about seeking care, and 71% of Americans believe the healthcare system is changing for the better with the inclusion of virtual primary care.

The following quote, in case you missed it, is from the Company’s previous report released October 30, 2022.

“A solo primary care doctor can expect to earn an additional $120,000 per year utilizing QHSLab services. For the average provider, this equates to an additional 20-25% of new income to sustain and grow their practice. QHSLab is projected to earn $40,000 to $75,000 per practice/ provider for providing these new innovative preventive and chronic care services. These estimates are based on the success of its recent pilot program launched in the Florida market. This per-physician customer financial estimate is accretive for QHSLab’s forward earnings when added to the current revenue generated for the Company’s premier allergy service line, AllergiEnd®. AllergiEnd®. is currently generating approximately $10,000 per practice per year. The ISP program propels QHSLab, Inc. to four times current revenue if adopted by the Company’s existing client base alone.”

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also improving the revenues of their practice.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

https://twitter.com/USAQcorp